Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is entered into and effective for all purposes as of the 19th day of November, 2015, by and among CHP PARTNERS, LP, a Delaware limited partnership (“Borrower”), each lender from time to time party hereto (collectively, “Lenders” and individually, a “Lender”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as agent for itself and the other Lenders (“Agent”). Unless otherwise defined herein or unless the context indicates otherwise, any word herein beginning with a capitalized letter shall have the meaning ascribed to such word in that certain Amended and Restated Credit Agreement (as amended from time to time, the “Credit Agreement”), dated as of December 19, 2014, by and among Borrower, Agent and the Lenders.

W I T N E S S E T H:

WHEREAS, prior to the date hereof, Borrower, Agent and the Lenders entered into the Credit Agreement whereby the Lenders agreed to make available to Borrower an unsecured term loan and revolving credit facility (the “Credit Facilities”) to finance the general corporate purposes of Borrower; and

WHEREAS, the Credit Facilities are evidenced by the Notes; and

WHEREAS, as of March 1, 2015, the parties amended the Credit Agreement pursuant to that certain First Amendment to Credit Agreement; and

WHEREAS, as of May 11, 2015, the parties amended the Credit Agreement pursuant to that certain Second Amendment to Credit Agreement; and

WHEREAS, the parties have now agreed to further amend certain terms and conditions under the Credit Agreement.

NOW, THEREFORE, KNOW ALL PERSONS BY THESE PRESENTS, that for and in consideration of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Agent, the other Lenders and Borrower hereby agree as follows:

ARTICLE I – AMENDMENTS

Section 1.1 Definitions.

(a) The following definitions from Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety:

“Capital Reserves” means, to the extent Borrower or any Owner is responsible for a portion or all of the capital expenditures for a given Project, Capital Reserves is defined as an amount equal to $350 per unit for IL, AL & ALZ, $500 per bed for SNF, $0.50 per square foot for medical office and $0.75 per square foot for all other property types annually. For triple net or absolute net properties, no additional reserves shall apply.

“Change of Control” means, with respect to any Person, an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the equity securities of such Person entitled to vote for

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members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c) any individual(s) or entity(s) acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of such Person, or control over the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such individual(s) or entity(s) or group has the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such securities.

“Eligible Unencumbered Property” shall mean any Property which: (i) is 100% owned by any Owner; (ii) is owned in fee simple, free and clear of any title exceptions or negative pledge other than those approved in writing by Agent (if not owned fee simple, the applicable Property may be subject to a “mortgageable” ground lease with not less than 30 years remaining on the term and with other standard mortgagee provisions acceptable to Agent in its sole discretion); (iii) is free from environmental concerns; (iv) has all appropriate licenses and certificates of occupancy per the applicable jurisdiction; (v) is located in the mainland United States; (vi) is an operating property free from development and/or material renovation; (vii) is (a) managed by the Borrower, any Affiliate of Borrower or a qualified property management company reasonably acceptable to Agent, or (b) leased to a single tenant not in bankruptcy or more than sixty days past due on any payment of rent; and (viii) if a MOB, (a) is leased to a single tenant not in bankruptcy or, to the extent leased to multiple tenants, is not leased to a tenant or tenants in bankruptcy pursuant to a lease or leases covering in excess of 40% of the total rentable area of the applicable Property; and (b) is not leased to any tenant more than sixty days past due on any rent or, to the extent leased to multiple tenants, not leased to a tenant or tenants more than sixty days delinquent in payment of rent pursuant to a lease or leases covering in excess of 40% of the total rentable area of the Property. If a Property fails to meet any of the foregoing, it may be deemed to be an “Eligible Unencumbered Property” if such Property is otherwise acceptable to Required Lenders in their reasonable discretion.

“Interest Period” means, as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as a LIBOR Rate Loan and ending on the date one, two, three or six months thereafter, as selected by Borrower in its Committed Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

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(iii) any one month Interest Period that begins on a date other than as provided in (ii) shall end on the last Business Day of the calendar month in which such Interest Period commences; and

(iv) no Interest Period shall extend beyond the Maturity Date.

“LIBOR Base Rate” means, for such Interest Period the rate per annum equal to the ICE Benchmark Administration LIBOR Rate (“ICE LIBOR”), as published by Reuters (or other commercially available source providing quotations of ICE LIBOR as designated by Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, provided, that in no event shall such rate be less than zero for each LIBOR Rate Loan that has not been identified by the Borrower in accordance with the terms of this Agreement as being subject to a Specified Swap Contract. If such rate is not available at such time for any reason, then the “LIBOR Base Rate” for such Interest Period shall be the rate per annum determined by Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Rate Loan being made, continued or converted by KeyBank and with a term equivalent to such Interest Period would be offered by KeyBank’s London Branch to major banks in the London interbank LIBOR market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Unencumbered Pool Value” means, with respect to all Pool Assets, the sum of (i) the Pool One Value plus the (ii) the Pool Two Value.

“Weighted Average Occupancy” means: (a) with respect to an AL, IL, or an ALZ that is single and/or single and dual occupancy, the number of occupied units divided by total units; (b) with respect to an AL, IL, or an ALZ that is dual occupancy only, the number of occupied beds divided by total beds; (c) with respect to a SNF, the number of occupied beds divided by total beds; and (d) for all other product types, the occupied square footage divided by the total square footage. The foregoing occupancy determination will be weighted for each applicable Property based upon such Property’s contribution to the aggregate Adjusted Net Operating Income for the Pool One Properties.

(b) The following definitions are hereby added to Section 1.01 of the Credit Agreement for all purposes:

“Permanent Debt Availability Component” means the allocated amount of debt resulting in a 1.5 to 1.0 implied debt service coverage ratio when the Adjusted Net Operating Income for the Pool One Properties is divided by the annual debt service for such allocated amount of debt applying a thirty (30) year amortization period and an interest rate equal to the greater of (i) six and one-half percent (6.5%), and (ii) the yield per annum as of the date of such calculation on U.S. Treasury securities selected in good faith by Agent, maturing approximately ten (10) years after the date of calculation, plus three percent (3.00%).

“Pool One Availability” shall be the lesser of (i) sixty percent (60%) of the Pool One Value, and (ii) the Permanent Debt Availability Component.

“Pool One Properties” shall refer to all Pool Assets that are not Pool Two Properties.

“Pool One Value” means, with respect to all Pool One Properties, an aggregate amount equal to the sum of:

(a) for each Seniors Housing Property, either (i) during the 18 month period commencing on the date such Property is acquired by the applicable Owner, the acquisition cost of such Property, or (ii) at all times thereafter, the quotient of such Property’s Adjusted Net Operating Income divided by the Capitalization Rate; plus

(b) for each MOB, either (i) during the 18 month period commencing on the date such Property is acquired by the applicable Owner, the acquisition cost of such Property, or (ii) at all times thereafter, the quotient of such Property’s Adjusted Net Operating Income divided by the Capitalization Rate; plus

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(c) the as-is Appraised Value of each Other Healthcare Asset.

Notwithstanding the foregoing, for those Pool Assets that are less than 80% occupied at the time of addition to the Unencumbered Pool, the Pool One Value for such Pool Assets is the amount equal to the sum of the following for the 18 month period commencing on the date of inclusion to the Unencumbered Pool:

(x) the as-stabilized Appraised Value of each Seniors Housing Property; plus

(y) the as-stabilized Appraised Value of each MOB.

At the expiration of such 18 month period, the value of the applicable Pool Assets shall be calculated pursuant to clauses (a), (b) and (c) above.

“Pool Two Asset” shall refer to each Pool Asset that is a Seniors Housing Property that was recently built and received its certificate of occupancy no more than 18 months from the time of calculation. Notwithstanding the foregoing, the properties known as “Fieldstone”, “HRA Villages”, “Dogwood at Acworth”, and “Superior Residences of Panama City” shall be included as Pool Two Properties through June 30, 2016. The Borrower may designate any Pool Asset as a Pool One Property if such Property satisfies the criteria for a Pool Two Asset; provided, however, that once a Pool Asset is designated as Pool One Property, such Property can no longer be a Pool Two Asset.

“Pool Two Availability” shall be defined as sixty percent (60%) of the Pool Two Value.

“Pool Two Properties” shall refer to all Pool Two Assets.

“Pool Two Value” means the aggregate Appraised Value of the Pool Two Properties determined on an “as-stabilized” basis.

“Specified Swap Contract” means any Swap Contract that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, in each case with respect to the Loan, between the Borrower and a Specified Swap Contract Provider.

“Specified Swap Contract Provider” means any Lender, or Affiliate of a Lender, that is party to a Swap Contract at the time such Swap Contract is entered into.

“Unencumbered Pool Availability” means the sum of (i) the Pool One Availability, plus (ii) the Pool Two Availability.

“Unsecured Interest Expense” means, as of any date of determination, the greater of (i) the product of (a) the Unsecured Indebtedness multiplied by (b) six percent (6.00%), and (ii) the actual interest expense on the Unsecured Indebtedness for the applicable period.

Section 1.2 Committed Loans. Section 2.01 of the Credit Agreement is hereby amended and restated in its entirety as set forth below:

2.01 Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans under the Term Loan Facility and the Revolving Credit Facility (each such loan, a “Committed Loan”) to Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Unsecured Indebtedness shall not exceed the Unencumbered Pool Availability, (ii) the aggregate principal amount of Loans made under the Term Loan Facility shall not exceed the Term Loan Commitment Amount, (iv) the

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aggregate amount outstanding under the Revolving Credit Facility shall not exceed the Revolving Commitment Amount, and (v) the aggregate Outstanding Amount of the Committed Loans of any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, Borrower may borrow amounts under the Revolving Credit Facility pursuant to this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Amounts borrowed under the Term Loan Facility may be prepaid under Section 2.05, but may not be reborrowed hereunder. Committed Loans may be Base Rate Loans or LIBOR Rate Loans, as further provided herein.

Section 1.3 Borrowings, Conversions and Continuations of Committed Loans. Section 2.02(a) of the Credit Agreement is hereby amended and restated in its entirety as set forth below:

(a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of LIBOR Rate Loans shall be made upon Borrower’s irrevocable notice to Agent, which may be given by telephone. Each such notice must be received by Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of LIBOR Rate Loans or of any conversion of LIBOR Rate Loans to Base Rate Committed Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower. Each Borrowing of, conversion to or continuation of LIBOR Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of LIBOR Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) in the case of a LIBOR Rate Loan, whether such Loan is subject to a Specified Swap Agreement, and (vi) if applicable, the duration of the Interest Period with respect thereto. If Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loans. If Borrower requests a Borrowing of, conversion to, or continuation of LIBOR Rate Loans in any such Committed Loan Notice, but fail to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

Section 1.4 Prepayments. The following paragraph (d) is hereby added to Section 2.05 of the Credit Agreement:

(d) If for any reason the Unsecured Indebtedness exceeds the Unencumbered Pool Availability, Borrower shall immediately prepay (i) a portion of the Unsecured Indebtedness in an aggregate amount equal to such excess, or (ii) Loans in an aggregate amount equal to the lesser of (A) such excess or (B) the Total Outstandings.

Section 1.5 Unencumbered Pool.

(a) Subparagraph (i) of Section 2.14(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i) Cause the Unencumbered Pool to include not less than twenty-five (25) Eligible Unencumbered Properties with a minimum Unencumbered Pool Value of $400,000,000.00;.

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(b) Subparagraphs (vii) and (viii) below are hereby added to Section 2.14(a) of the Credit Agreement:

(vii) Pool Two Properties shall not exceed seven and one-half percent (7.5%) of the Unencumbered Pool Value; and

(viii) The Weighted Average Occupancy of the Pool One Properties must equal or exceed eighty-five percent (85%) at all times.

Section 1.6 Financial Covenants.

(a) Paragraph (h) of Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(h) Unsecured Interest Coverage. Maintain the ratio of the Adjusted Net Operating Income for all Pool Assets to Unsecured Interest Expense at a level equal to or excess of 1.75 to 1.0.

(b) Paragraph (i) of such Section 6.12 is hereby deleted for all purposes.

(c) The following sentence is added to the end of such Section 6.12:

Notwithstanding anything to the contrary, to the extent that Borrower or any of the Guarantors enters into (or amends) any Unsecured Indebtedness subject to a more restrictive version of any of the forgoing covenants, then the applicable covenant as set forth herein shall be deemed amended to such more restrictive level as of the effective date of the applicable financing and shall remain in effect until such Unsecured Indebtedness is paid in full.

Section 1.7 OFAC. Section 5.21 of the Credit Agreement is hereby modified such that the phrase “more than 10%” replaced in clauses (ii) and (iii) with “any of”.

Section 1.8 Use of Proceeds. Section 6.11 is hereby amended and restated in its entirety as follows:

6.11 OFAC. Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law (including anti-corruption Laws and sanctions) or of any Loan Document.

Section 1.9 Events of Default. Section 8.01 of the Credit Agreement is hereby amended to add the following new paragraph (o) to the end of such Section:

(o) Other Loan Agreement. There occurs any event of default that continues beyond any applicable grace or notice and cure period under that certain Term Loan Agreement, dated as of November 19, 2015, by and among Borrower, KeyBank National Association as agent, and the lenders a party thereto.

Section 1.10 Compliance Certificate. Schedule 2 to Exhibit C to the Credit Agreement is replaced with Schedule 2 attached to this Agreement for all purposes.

Section 1.11 Representations and Warranties in Credit Agreement. Borrower hereby represents and warrants to the Lenders that: (i) as of the date hereof, to Borrower’s knowledge no uncured Event of Default or event which, with the passage of time or the giving of notice, would constitute an Event of Default has occurred, and (ii) all representations and warranties made by Borrower in the Credit Agreement as of the date thereof are true and correct in all material respects as of the date hereof, as if such representations and warranties were recited herein in their entirety, except for those representations and warranties made as of a specific date.

Section 1.12 Loan Documents. The term “Loan Documents” as defined in the Credit Agreement and as used in the Credit Agreement, the other Loan Documents and herein, shall be, and hereby is, modified to include this Agreement and any and all other documents executed in connection with this Agreement. All references to the term “Loan Documents” contained in the Credit Agreement and the other Loan Documents are hereby modified and amended wherever necessary to reflect such modification of such term.

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ARTICLE II - MISCELLANEOUS

Section 2.1 Conditions Precedent. On or prior to the date hereof and as conditions precedent to the agreements of the Lenders herein set forth, Borrower and each Lender shall deliver to Agent an original fully executed counterpart of this Agreement.

Section 2.2 Acknowledgment by Borrower. Except as otherwise specified herein and by the other Loan Documents, the terms and provisions of the Loan Documents are ratified and confirmed and shall remain in full force and effect, enforceable in accordance with their terms. Borrower hereby acknowledges, agrees and represents that (i) Borrower is indebted to the Lenders pursuant to the terms of the Notes and Loan Documents as modified hereby; and (ii) the liens, security interests and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests and assignments of the respective dignity and priority recited in the Loan Documents.

Section 2.3 Additional Documentation. From time to time, Borrower shall execute or procure and deliver to Agent such other and further documents and instruments evidencing, securing or pertaining to the Credit Facilities or the Loan Documents as shall be reasonably requested by Agent so as to evidence or effect the terms and provisions hereof. Upon Agent’s request, Borrower shall cause to be delivered to Agent evidence of the authority of Borrower, and any constituents of Borrower, to execute and deliver this Agreement, and such other matters as reasonably requested by Agent.

Section 2.4 Binding Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the parties, respective heirs, representatives, successors and assigns.

Section 2.5 Nonwaiver of Events of Default. Neither this Agreement nor any other document executed in connection herewith constitutes or shall be deemed (i) a waiver of, or consent by Agent or any Lender to, any default or event of default which may exist or hereafter occur under any of the Loan Documents, (ii) a waiver by Agent or any Lender of Borrower’s obligations under the Loan Documents, or (iii) a waiver by Agent or any Lender of any rights, offsets, claims, or other causes of action that Agent or any Lender may have against Borrower.

Section 2.6 No Defenses. Borrower, by the execution of this Agreement, hereby declares that, to its knowledge, it has no claims, set-offs, counterclaims, defenses (other than the defense of payment or performance) or other causes of action against Agent or any Lender arising out of the Credit Facilities, the Loan Documents or otherwise; and, to the extent that Borrower has knowledge of any such claims, setoffs, counterclaims, defenses (other than the defense of payment or performance) or other causes of action, then such items are hereby waived by Borrower.

Section 2.7 Counterparts. This Agreement may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument, it being understood and agreed that the signature pages may be detached from one or more of such counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

Section 2.8 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF OHIO.

Section 2.9 Entire Agreement. This Agreement and the other Loan Documents, contain the entire agreements between the parties relating to the subject matter hereof and thereof. Except as modified by this Agreement, the Credit Agreement remains otherwise unchanged. This Agreement and the other Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

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THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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EXECUTED AND EFFECTIVE as of the date set forth above.

BORROWER:	CHP PARTNERS, LP, a Delaware limited partnership

	By:	CHP GP, LLC, a Delaware limited liability company, General Partner

		By:	CNL Healthcare Properties, Inc., a Maryland corporation, Managing Member

By:
Henry E. Moorhead, Vice President

STATE OF TEXAS	)
:
COUNTY OF DALLAS	)

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that Henry E. Moorhead, whose name as Vice President of CNL Healthcare Properties, Inc., a Maryland corporation, the Managing Member of CHP GP, LLC, a Delaware limited liability company, the General Partner of CHP PARTNERS, LP, a Delaware limited partnership, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he as such Vice President and with full authority, executed the same voluntarily for and as the act of said corporation on the day the same bears date. Given under my hand and official seal this 16th day of November, 2015.

Notary Public

My Commission Expires:

Borrower’s Signature Page

to

Third Amendment to Credit Agreement

AGENT:	KEYBANK NATIONAL ASSOCIATION,
a national banking association, as administrative agent for itself and the other Lenders

By:
Name:
Title:

LENDERS:	KEYBANK NATIONAL ASSOCIATION

By:
Name:
Title:

KeyBank’s Signature Page

to

Third Amendment to Credit Agreement

BANK OF AMERICA, N.A.

By:
Name:
Title:

Bank of America’s Signature Page

to

Third Amendment to Credit Agreement

FIFTH THIRD BANK

By:
Brad J. Boersma, Vice President

Fifth Third Bank’s Signature Page

to

Third Amendment to Credit Agreement

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

JPMorgan Chase Bank’s Signature Page

to

Third Amendment to Credit Agreement

SUNTRUST BANK

By:
Name:
Title:

Suntrust Bank’s Signature Page

to

Third Amendment to Credit Agreement

COMPASS BANK

By:
Name:
Title:

Compass Bank’s Signature Page

to

Third Amendment to Credit Agreement

COMERICA BANK

By:
Name:
Title:

Comerica Bank’s Signature Page

to

Third Amendment to Credit Agreement

THE HUNTINGTON NATIONAL BANK

By:
Name:
Title:

Huntington National Bank’s Signature Page

to

Third Amendment to Credit Agreement

SEASIDE NATIONAL BANK & TRUST

By:
Name:
Title:

Seaside National Bank’s Signature Page

to

Third Amendment to Credit Agreement

CADENCE BANK, NA

By:
Name:
Title:

Cadence Bank’s Signature Page

to

Third Amendment to Credit Agreement

For the Quarter/Year ended                     (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

I.	Section 6.12(a) – Leverage Ratio.

	A.	CNL HP’s consolidated Total Indebtedness at Statement Date:		$

	B.	Gross Asset Value at Statement Date:		$

	C.	Leverage Ratio: (Line 1.A. divided Line 1.B.)		$

	D.	Maximum Permitted Leverage Ratio:		$

	E.	Compliance: Yes/No

II.	Section 6.12(b) – Fixed Charge Coverage Ratio.

	A.	EBITDA

		1.	consolidated net income:	$

		2.	plus income tax expense:	$

		3.	plus interest expense:	$

		4.	plus depreciation and amortization:	$

		5.	plus acquisition and closing costs and extraordinary or non-recurring gains and losses:	$

		6.	plus other non-cash items:	$

		7.	plus the applicable Person’s share of the EBITDA of its unconsolidated Affiliates and Subsidiaries:	$

		8.	Total Consolidated EBITDA:	$

	B.	Consolidated Fixed Charges

		1.	consolidated interest expense:	$

		2.	plus the current portion of principal paid or payable with respect to the Total Indebtedness of CNL HP:	$

		3.	plus all preferred distributions paid during the period:	$

		4.	plus the current portion of capitalized lease obligations:	$

		5.	Total Fixed Charges:	$

Schedule 2

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Third Amendment to Credit Agreement

	C.	Ratio (Line II.A.8 ÷ Line II.B.5):		to 1.0

	D.	Minimum Required Fixed Coverage Charge Ratio:		to 1.0

	E.	Compliance: Yes/No

III.	Section 6.12(c) – Minimum Consolidated Net Worth.

	A.	Consolidated Net Worth at Statement Date:

		1.	shareholders’ equity at Statement Date:	$

		2.	plus accumulated depreciation and amortization as of such date:	$

		3.	less all intangible assets (excluding those related to value of leases from real estate acquisitions) plus intangible liabilities as of such date:	$

		4.	Total Consolidated Net Worth	$

	B.	Minimum Required Consolidated Net Worth:

		1.	$ .00:	$

		2.	plus 80% of net equity capital proceeds raised since December 19, 2014:	$

		Minimum Required Consolidated Net Worth: (III.B.1 plus III.B.2):		[$	]

	C.	Compliance: Yes/No

IV.	Section 6.12(d) – Minimum Cash Distribution Ratio.

	A.	Total cash distributions as of Statement Date (net of any distributions through dividend reinvestment policy):		$

	B.	FFO		$

	C.	Cash Distribution Ratio (Line V.A ÷ Line V.B):			%

	Maximum Permitted:			95%

	D.	Compliance: Yes/No

V.	Section 6.12(e) – Maximum Secured Indebtedness Ratio.

	A.	Borrower’s total Secured Indebtedness		$

	B.	Borrower’s Gross Asset Value		$

	C.	Ratio (Line V.A ÷ Line V.B):			%

Schedule 2

to

Third Amendment to Credit Agreement

VI.	Section 6.12(f) – Maximum Secured Recourse Debt.

	A.	Borrower’s total secured recourse debt:		$

	B.	Gross Asset Value		$

	C.	Ratio (Line VI.A ÷ Line VI.B):			%

	Maximum Permitted				15%

	D.	Compliance: Yes/No

VII.	Section 6.12(g) – Maximum Other Investments.

	A.	Other Investments

		1.	Unimproved land:	$

		2.	plus Development Properties:	$

		3.	plus mortgage notes:	$

		4.	Total Other Investments:	$

	B.	Gross Asset Value:		$

	C.	Ratios: (Line VII. A.1 to Line VII B) (Line VII A.3 to Line VII.B) (Line VII.A.4 ÷ Line VII.B)			%
%
%
	Maximum Permitted:				5%
10%
25%

	D.	Compliance: Yes/No

VIII.	Section 6.12(h) – Unsecured Interest Coverage.

	A.	Adjusted NOI for the applicable period:		$

	B.	Unsecured Interest Expense for the applicable period:		$

	C.	Unsecured Interest Coverage (Line VIII.A÷VIII.B):		$

	Minimum Required:				1.75 to 1.0

	D.	Compliance: Yes/No

Schedule 2

to

Third Amendment to Credit Agreement